Exhibit 99.1

DDR Corp.	For additional information:
3300 Enterprise Parkway	Matthew Ostrower, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

DDR ANNOUNCES STRATEGIC TRANSFORMATION THROUGH CREATION OF RETAIL VALUE TRUST

Will Complete DDR’s Portfolio Transformation while Maintaining Scale and Balance Sheet Strength

Retail Value Trust to be Spun Off with Approximately $3 Billion of Gross Book Value of Assets and Business Strategy to Realize Private Market Asset Values

Company to Host Conference Call at 5:00 PM EST Today to Discuss Transaction

BEACHWOOD, Ohio, December 14, 2017 – DDR Corp. (the “Company” or “DDR”) (NYSE: DDR), a leading shopping center real estate investment trust (“REIT”), today announced that the Company’s Board of Directors has unanimously approved a plan to spin off a portfolio of 50 assets, comprised of 38 Continental U.S. assets and the entirety of the Puerto Rico portfolio into a separate publicly-traded REIT to be named Retail Value Trust (“RVT”).

DDR’s management team selected the properties for the portfolio of the remaining company (“New DDR”) based on performance and growth characteristics, resulting in the creation of a high-quality, high-growth portfolio located entirely in the Continental U.S. The portfolio transformation further simplifies DDR, improves focus, and maintains scale and balance sheet strength. New DDR expects to pursue a business strategy of maximizing earnings and NAV per share growth through releasing, redevelopment and opportunistic investment.

RVT expects to focus on realizing value in its portfolio through operations and private market sales of its 38 Continental U.S. assets and all 12 of DDR’s Puerto Rico assets with a combined gross book value of approximately $3 billion as of September 30, 2017. The Continental U.S. assets are characterized by stable cash flows and measurably higher quality and demographics than the $1.0 billion of assets DDR disposed so far in 2017. RVT will be externally managed by DDR for maximum cost efficiency.

RVT will be capitalized with committed mortgage financing of $1.35 billion expected to fund in early 2018. Proceeds are expected to be used to repay debt at DDR, positioning New DDR to achieve the previously stated goal of 6.0x Net Debt/Adjusted EBITDA in 2018.

“DDR has made enormous strides to-date improving portfolio quality through an industry-leading disposition program,” said David Lukes, President and Chief Executive Officer of DDR. “This transaction represents a final, decisive step in our transformation process, resulting in top-tier demographics and much greater exposure to long-term redevelopment opportunities. We strongly believe that providing investors the choice of compelling growth opportunities at New DDR and value realization at RVT will be accretive to DDR shareholders.”

TRANSACTION HIGHLIGHTS

•	Increases Growth-Oriented Focus at DDR: Concentrates DDR’s core holdings in a higher growth portfolio with attractive convenience and demographics. The portfolio will contain a significant amount of lower-risk releasing and targeted redevelopment opportunities for the accretive deployment of growth capital.

•	Maintains DDR’s Balance Sheet Strength: The spin-off and the Company’s previously announced disposition program are expected to improve the Company’s compliance with all debt covenants highlighted by a larger and higher quality unencumbered asset pool.

•	Provides Unique NAV-Realization Opportunity: RVT will provide a unique opportunity for shareholders to realize private market asset values for properties currently receiving an outsized discount by the public markets inside of DDR today.

TRANSACTION DETAILS

An investor presentation regarding the spin-off can be found on the Investor portion of DDR’s website at http://ir.ddr.com.

RVT intends to elect to be treated as a REIT for U.S. federal income tax purposes. Shareholders of DDR will receive shares of RVT via a taxable pro rata stock distribution. While New DDR’s dividend will be adjusted to reflect the smaller size of the Company, DDR expects that shareholders will recognize the value of the difference through regular dividends as well as return of capital by RVT over time. DDR does not expect to make any change to its recurring quarterly dividend prior to the spin of RVT.

It is expected that three of DDR’s current Directors will leave DDR’s Board of Directors to join RVT’s Board of Directors upon completion of the transaction, to be replaced at New DDR in the ordinary course. RVT’s Board of Directors is expected to have a majority of independent members.

RVT expects to confidentially file its initial Form 10 registration statement with the U.S. Securities and Exchange Commission (“SEC”) in the first quarter of 2018, and the spin-off is expected to be completed during the summer of 2018.

The transaction is subject to certain conditions, including the effectiveness of RVT’s Form 10 registration statement and final approval and declaration of the distribution by DDR’s Board of Directors. The transaction does not require shareholder approval.

ADVISORS

Goldman Sachs & Co. LLC is acting as lead financial advisor to DDR. Credit Suisse and Wells Fargo Securities, LLC / Eastdil Secured, LLC are also serving as financial advisors to DDR. Credit Suisse, JP Morgan, and Wells Fargo are providing $1.35 billion of committed mortgage financing to support the transaction. Jones Day is serving as legal counsel to DDR.

CONFERENCE CALL DETAILS

The Company will hold a conference call to discuss the transaction today at 5PM Eastern Time. To participate with access to the slide presentation, please visit the Investors portion of DDR’s website, www.ddr.com/events, or for audio only, dial 1-888-317-6003 (U.S.), 1-866-284-3684 (Canada) or 1-412-317-6061 (international) using pass code 5880050 at least ten minutes prior to the scheduled start of the call. A replay of the conference call will also be available at www.ddr.com/events for one year after the call.

ABOUT DDR

DDR is an owner and manager of 286 value-oriented shopping centers representing 97 million square feet in 33 states and Puerto Rico. The Company owns a high-quality portfolio of open-air shopping centers in major metropolitan areas that provide a highly-compelling shopping experience and merchandise mix for retail partners and consumers. The Company actively manages its assets with a focus on creating long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR.

SAFE HARBOR

The Company considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, our ability to complete the spin-off in a timely manner or at all, our ability to satisfy the various closing conditions to the spin-off and the financing thereof or have such conditions waived, our ability to obtain regulatory approvals required to complete the spin-off in a timely manner or at all, the expected tax treatment of the spin-off, the composition of the spin-off portfolio, our ability to obtain third-party consents required to transfer certain properties in connection with the spin-off, the impact of the spin-off on our business and that of RVT, and the Company’s and RVT’s ability to execute their respective business strategies following the spin-off, including the ability of RVT to dispose of assets. Other risks and uncertainties that could cause our results to differ materially from those indicated by such forward-looking statements include property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions; local conditions such as supply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our deleveraging strategy; and our ability to maintain our REIT status.

For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.